United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

______________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2013

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact name of registrant as specified in its charter)

Florida	001-13660	59-2260678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue Stuart, Florida	34994
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d) On May 28, 2013, Seacoast Banking Corporation of Florida (the “Company”) filed a Current Report on Form 8-K under this Item 5.07 to report the results of its Annual Meeting of Shareholders held on May 23, 2013 (the “2013 Annual Meeting”). The Company is filing this amendment to that Form 8-K to disclose the Company’s decision in light of the vote at the 2013 Annual Meeting regarding how frequently the Company will include a shareholder advisory (non-binding) vote on the executive compensation of the Company’s named executive officers.

As previously reported, at the 2013 Annual Meeting, the option of every “1 year” received the highest number of votes cast and therefor was deemed the frequency for the advisory vote on executive compensation selected by shareholders. The Company’s Board of Directors (the “Board”) has determined that future advisory (non-binding) votes on executive compensation will occur every year (annually). Accordingly, the next shareholder advisory (non-binding) vote on executive compensation will be held at the Company’s 2014 Annual Meeting of Shareholders. The Company will continue to hold annual advisory votes until the next required shareholder advisory (non-binding) vote regarding the frequency interval is held in six years at the Company’s 2019 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA
(Registrant)

Date: July 17, 2013	By: /s/ William R. Hahl
Name: William R. Hahl
Title: Executive Vice President and Chief Financial Officer